Exhibit 3.1



DEAN HELLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701 -4299
(775) 684 5708
WEBSITE: SECRETARYOFSTATE.BIZ


Certificate of Change Pursuant
       to NRS 78.209



             CERTIFICATE OF CHANGE FILED PURSUANT TO MRS 78.209 FOR
             ------------------------------------------------------
                           NEVADA PROFIT CORPORATIONS
                           --------------------------


1.  Name  of  corporation:

KONIGSBERG CORPORATION

2. The board of directors have adopted a resolution pursuant to MRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Authorized shares of common stock prior to the change: 100,000,000 shares, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Authorized shares of common stock after to the change: 400,000,000 shares, $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation will issue each holder of common stock four (4) shares of common stock in exchange for each one (1) share of common stock they held prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filing (optional):    4/25/06
(must not be later than 90 days after the certificate is filed)

8. Officer Signature:         /s/ Adam Cegielski
                           --------------------------
                                   Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.     Nevada secretary of state
am 73.209 2003
                                                            Revised on: 09/28/05

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